UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 13, 2014

Islet Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34048	87-0531751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8601 Six Forks Rd., Suite 400
Raleigh, North Carolina 27615
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (919) 480-1518

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2014, Islet Sciences, Inc., a Nevada corporation (the “Company”), and Dr. Eric Barnett entered into a Director Agreement. As disclosed in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2014, Dr. Barnett was appointed as the Company’s director on January 3, 2014.

A summary of the compensation for the directorship of Dr. Barnett is set forth as follows:

1.	Stock grant of 70,000 shares of the Company’s fully vested as of the date of the grant.

2.	Reimbursement of traveling expenses for such director’s attendance of meetings of the board of directors or any committee of the Company.

The foregoing description of the Director Agreement is qualified in its entirety by the text of the agreement which is annexed hereto as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(d)      The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Form of Director Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Islet Sciences, Inc.

Dated: February 18, 2014	By:	/s/ James Green
Name: James Green
Title: CEO and Director